Investor Contacts:                                         Dow Jones & Company
Mark Donohue                                                200 Liberty Street
Director, Investor Relations                                New York, NY 10281
(609) 520-5660

Richard Zannino
Executive Vice President, COO
(212) 416-4205

Media Contact:
Brigitte Trafford
Vice President, Communications
(212) 416-3213



                         DOW JONES & COMPANY ANNOUNCES
                          SECOND QUARTER 2003 RESULTS
                          Provides 3rd Quarter Outlook


NEW YORK, N.Y. (July 15, 2003)-- Dow Jones & Company (NYSE: DJ) reported today that it earned 38 cents per diluted share during the second quarter ended June 30, 2003, compared with 64 cents per diluted share in the second quarter of 2002.  Excluding the special items detailed herein, the Company earned 27 cents per diluted share, an increase of 8.0% from the 25 cents per diluted share earned in the second quarter of 2002.


     Special items in the second quarter netted to a gain of 11 cents.  This included a gain of 14 cents from the settlement of a business interruption insurance claim for loss of operating income suffered as a result of the terrorist attacks on the World Trade Center on Sept. 11, 2001, and a charge of 3 cents for accretion of the discount for contract guarantee obligations.

Special items in the second quarter of 2002 netted to a gain of 39 cents.

This included a gain of 45 cents from the sale of the Company's Essex County community newspaper properties and a gain of 5 cents at an equity investment, partially offset by charges of 7 cents for a restructuring charge for work force reductions and 4 cents to accrete the discount for contract guarantee obligations.  Please refer to the attached financial exhibits and notes for more details on the Company's results and special items.

     Revenue declined 5.6% in the second quarter of 2003 to $393.6 million,

with U.S. Wall Street Journal linage declining 7.9% in the quarter compared with the second quarter of 2002.  Reported operating expenses were $340.4 million, down 13.4% from the second quarter of 2002, and operating income was $53.2 million, up 122.2% from last year.  Operating income as a percent of revenues was 13.5%, compared with 5.7% last year.  Excluding special items, operating expenses were $358.8 million, down 6.1% from the second quarter of 2002 and operating income was $34.8 million, compared with operating income of $35.1 million in 2002.  Operating income, excluding special items, as a percent of revenues was 8.8%, compared with 8.4% last year.

     Peter R. Kann, chairman and CEO of Dow Jones & Company, said: "While the advertising and business environment is still difficult, we are beginning to see some indications of improvement.  Over the past few years,

we have invested in and improved our products, controlled our spending, and continue to execute on Business Now, our long-range plan.  These actions are paying dividends and position us to take full advantage of an improved environment, when it arrives."

     Dow Jones also said that it expects earnings per share before special items in the third quarter to be in the upper single digit per share range,

compared to 6 cents per share in the third quarter 2002.  This assumes that third quarter 2003 linage at the U.S. Wall Street Journal will be flat to up slightly versus the third quarter 2002.  The third quarter, including the summer months, is historically the Company's lightest quarter for advertising, and therefore earnings.  Based on currently anticipated special items that may occur in the third quarter 2003, the Company expects reported earnings per share to be in the upper teens cents per share range, compared with 3 cents per share in the third quarter 2002. Please refer to the attached table for a reconciliation of the Company's third quarter 2002 actual earnings and 2003 estimates.


Segment Results

     Print publishing revenues declined 10.3% in the second quarter to

$234.3 million, reflecting the continued difficult global advertising environment.  However, print publishing operating income of $5.6 million in the second quarter was up 8.0% from the prior year period.  Advertising linage at The Wall Street Journal (U.S.) fell 7.9% (up 1.0% in June, with one extra issue) while linage at the international editions of the Journal declined 0.2% (up 24.9% in June, with one extra issue).  Barron's ad pages were down 22.9% in the quarter (up 16.1% in June, with one extra issue).


     Electronic publishing revenues in the second quarter were $80.0 million, up 1.8% from the prior year period.  Operating income was $16.1 million, up 6.1% from last year, while operating margins improved to 20.1%

this year from 19.3% last year, driven by improved performance at Consumer

Electronic Publishing and Indexes/Ventures.  Paid subscribers to The Wall

Street Journal Online, the largest paid subscription news site on the web,

totaled 671,000 as of June 30, 2003, up 3.9% over June 30, 2002.

     Ottaway community newspapers revenue in the second quarter was $79.3 million, up 2.8% over the prior year period (revenues would have been flat excluding the May 2003 acquisition of The Record of Stockton).  Same property advertising linage decreased 2.4% in the second quarter (linage was down 3.8% in June).  Ottaway total operating income was down 7.4% to $23.2 million in the second quarter with an operating margin of 27.1% compared to

30.1% last year, primarily because of increased pension and newsprint costs.

The Company ended the second quarter with $210.3 million in debt, compared with $119.9 million at the end of the first quarter 2003.  The increase in debt was the result of the Company's Ottaway Newspaper subsidiary's acquisition of The Record of Stockton for $144 million in cash plus net working capital, which was funded with commercial paper debt.


     As previously announced, the Company will host an earnings conference call at 1:00 p.m. Eastern standard time today.  The call can be accessed via a live webcast through the Investor Relations section of the Company's Web site, www.dowjones.com, or through a listen-only dial-in conference lines,

by dialing 201-689-8320.   A replay of the conference call and the full text

of the prepared remarks will be available on the Company's Web site in the

Investor Relations section shortly after the call concludes.

Dow Jones & Company (NYSE: DJ; dowjones.com) publishes The Wall Street

Journal and its international and online editions, Barron's and the Far

Eastern Economic Review, Dow Jones Newswires, Dow Jones Indexes and the

Ottaway group of community newspapers. Dow Jones is co-owner with Reuters

Group of Factiva, with Hearst of SmartMoney and with NBC of CNBC television operations in Asia and Europe. Dow Jones also provides news content to CNBC and radio stations in the U.S.



Information Relating To Forward-Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated, including the cyclical nature of the company's business and the strong negative impact of economic downturns on the company's core advertising market--business-to-business advertising--and on advertising revenues in general; the severe weaknesses in the current technology and financial advertising markets; the extent of any recovery in the economy; the risk that the company will not benefit from any recovery in the economy; the company's ability to continue to limit and manage expense growth without harming its growth prospects; the uncertainties relating to the company's guarantee to Cantor Fitzgerald Securities and Market Data Corporation; the intense competition the company's existing products and services face; the risk that the company's initiatives to expand its existing market presence as well as to extend its consumer reach will not succeed; with respect to Newswires, the negative impact of consolidations and layoffs in the financial services industry on sales; and such other risk factors as may be included from time to time in the company's reports filed with the Securities and Exchange Commission. This presentation includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have attached to this press release a reconciliation of those measures to the most directly comparable GAAP measures. This reconciliation is also available on the Investor Relations page of our web site at www.dowjones.com.

                         Dow Jones & Company
                           Earnings Summary                               5
                             (Unaudited)

(in thousands, except
per share amounts)                  Quarters Ended June 30      Six Months Ended June 30
                                      2003            2002           2003           2002
                                      ----            ----           ----           ----
Reported results:

   Revenues                       $393,586        $417,024       $751,816       $809,915

   Operating income                 53,224          23,957         70,803         36,263

   Net income                       30,838          54,000         97,770        183,825

   Effective tax rate*                41.8%           23.2%          22.6%          20.8%

   Diluted EPS                        $.38            $.64          $1.19          $2.17


Excluding items described in Note 2:

   Operating income               $ 34,816        $ 35,055       $ 52,395       $ 47,361

   Net income                       22,217          21,402         31,938         28,286

   Effective tax rate*                40.0%           40.0%          40.0%          40.0%

   Diluted EPS                        $.27            $.25           $.39           $.33

   EPS percentage change               8.0%          (51.9)%        18.2%          (52.2)%

*The effective income tax rate is net of minority interests.

See notes to financial information on page 10.

Reconciliation of Third Quarter Earnings Outlook

                                                    Quarters Ended September 30,
                                                 2003 Guidance           2002 Actual
                                                 -------------           -----------
Reported earnings per share                  upper teens cents                  $.03
                                             per share range**
Adjusted to remove:
Potential gain on exchange of WSJ Europe
  and Handelsblatt interests                               .14
Contract guarantee                                        (.03)                 (.03)
                                                 --------------                -----
EPS before special items                    upper single digits                 $.06
                                          cents per share range

**Based on special items currently anticipated.

                  Condensed Consolidated Statements of Income                6
                                   (Unaudited)


(in thousands, except
per share amounts)                 Quarters Ended June 30    Six Months Ended June 30
                                          2003       2002          2003          2002
                                          ----       ----          ----          ----
Revenues:
Advertising                           $223,328   $245,001      $413,836      $464,869
Information services                    71,060     70,725       142,916       142,356
Circulation and other                   99,198    101,298       195,064       202,690
                                      --------   --------      --------      --------
   Total revenues                      393,586    417,024       751,816       809,915
                                      --------    -------      --------      --------
Expenses:
News, operations and development       120,080    124,658       235,375       251,690
Selling, administrative and general    134,773    153,752       263,795       305,878
Newsprint                               27,462     26,638        50,533        53,416
Print delivery costs                    48,719     47,891        94,625        95,143
Depreciation and amortization           27,736     29,030        55,093        56,427
Restructuring charges and
  September 11 related items, net      (18,408)    11,098       (18,408)       11,098
                                      --------   --------      --------      --------
   Operating expenses                  340,362    393,067       681,013       773,652
                                      --------   --------      --------      --------
   Operating income                     53,224     23,957        70,803        36,263

Other income (deductions):
Investment income                          179        106           253           196
Interest expense                          (745)      (492)       (1,198)       (2,081)
Equity in earnings of
  associated companies                   2,171      3,107           322           657
Gain on resolution of Telerate sale
  loss contingencies                                             59,821
Gain on sale of businesses                         44,518                     197,925
Contract guarantee                      (2,459)    (3,041)       (5,069)       (6,219)
Other, net                                 212       (305)          651           450
                                      --------   --------      --------      --------
Income before income taxes and
 minority interests                     52,582     67,850       125,583       227,191
Income taxes                            22,139     16,315        28,620        48,193
                                      --------   --------      --------      --------
Income before minority interests        30,443     51,535        96,963       178,998
Minority interests                         395      2,465           807         4,827
                                      --------   --------      --------      --------
Net income                            $ 30,838   $ 54,000      $ 97,770      $183,825
                                      ========   ========      ========      ========
Net income per share:
  - Basic                                 $.38       $.64         $1.20         $2.18
  - Diluted                               $.38       $.64         $1.19         $2.17
Weighted-average shares outstanding:
  - Basic                               81,382     84,061        81,595        84,189
  - Diluted                             81,674     84,550        81,860        84,698


See notes to financial information on page 10.

                                Dow Jones & Company
                                 Segment Information                          7
                                      (Unaudited)


(dollars in thousands)                 Quarters Ended June 30  Six Months Ended June 30
                                             2003        2002          2003        2002
                                             ----        ----          ----        ----
Revenues:
Print publishing                         $234,285    $261,257      $448,709    $497,305
Electronic publishing                      80,012      78,613       159,199     156,413
Community newspapers:
  Comparable operations                    72,141      72,046       135,776     134,023
  Divested/newly-acquired operations        7,148       5,108         8,132      22,174
                                          -------    --------      --------    --------
  Consolidated revenues                  $393,586    $417,024      $751,816    $809,915
                                         ========    ========      ========    ========
Percentage change in revenues excluding
  divested/newly-acquired operations         (6.2)%     (11.4)%        (5.6)%     (13.1)%

Operating income:
Print publishing                         $  5,578    $  5,167      $    893    $ (3,610)
Electronic publishing                      16,083      15,164        32,914      30,391
Community newspapers:
  Comparable operations                    19,900      21,751        32,383      34,036
  Divested/newly-acquired operations        1,600       1,477         1,698       5,255
Corporate                                  (8,345)     (8,504)      (15,493)    (18,711)
                                         --------    --------      --------    --------
  Segment operating income                 34,816      35,055        52,395      47,361
Restructuring charges and
  September 11 related items, net          18,408     (11,098)       18,408     (11,098)
                                         --------    --------      --------    --------
  Consolidated operating income          $ 53,224    $ 23,957      $ 70,803    $ 36,263
                                         ========    ========      ========    ========

Operating margin:
Print publishing                              2.4%        2.0%          0.2%       (0.7)%
Electronic publishing                        20.1        19.3          20.7        19.4
Community newspapers:
  Comparable operations                      27.6        30.2          23.9        25.4
  Divested/newly-acquired operations         22.4        28.9          20.9        23.7

  Segment operating margin                    8.8         8.4           7.0         5.8

Depreciation and amortization (D&A):
Print publishing                         $ 17,708    $ 19,224      $ 35,388    $ 36,240
Electronic publishing                       6,788       6,696        13,578      13,431
Community newspapers:
  Comparable operations                     2,637       2,783         5,341       5,596
  Divested/newly-acquired operations          472          88           526         681
Corporate                                     131         239           260         479
                                         --------    --------      --------    --------
  Consolidated D&A                       $ 27,736    $ 29,030      $ 55,093    $ 56,427
                                         ========    ========      ========    ========

See notes to financial information on page 10.

                                   Dow Jones & Company
                          Supplemental Segment Revenue Information            8
                                         (Unaudited)

(in thousands)                        Quarters Ended June 30    Six Months Ended June 30
                                             2003       2002           2003         2002
                                             ----       ----           ----         ----
Print Publishing:

U.S. Publications:
   Advertising                           $147,098   $167,552       $276,955     $315,718
   Circulation and other                   67,322     68,597        133,712      135,689

International Publications:
   Advertising                             11,141     15,736         21,134       27,447
   Circulation and other                    8,724      9,372         16,908       18,451
                                         --------   --------       --------     --------
       Total                              234,285    261,257        448,709      497,305

Electronic Publishing:

Dow Jones Newswires:
   Domestic                                41,867     44,838         85,232       90,647
   International                           10,640     11,060         21,251       23,035
                                         --------   --------       --------     --------
       Total Newswires                     52,507     55,898        106,483      113,682
Consumer Electronic Publishing(*)          17,582     14,404         32,953       27,196
Dow Jones Indexes/Ventures                  9,923      8,311         19,763       15,535
                                         --------   --------       --------     --------
       Total                               80,012     78,613        159,199      156,413

Community Newspapers:

Advertising
  Comparable operations                    52,447     52,149         97,378       95,492
  Divested/newly-acquired operations        6,053      3,691          6,813       15,707
                                         --------   --------       --------     --------
       Total advertising                   58,500     55,840        104,191      111,199

Circulation and other
  Comparable operations                    19,694     19,897         38,398       38,531
  Divested/newly-acquired operations        1,095      1,417          1,319        6,467
                                         --------   --------       --------     --------
       Total circulation and other         20,789     21,314         39,717       44,998

       Total                               79,289     77,154        143,908      156,197
                                         --------   --------       --------     --------
   Total segment revenues                $393,586   $417,024       $751,816     $809,915
                                         ========   ========       ========     ========

(*) Includes WSJ.com, related vertical sites, licensing/business development and radio/audio.


See notes to financial information on page 10.


                                   Dow Jones & Company
                                 Statistical Information                     9
                                        (Unaudited)

                                Quarters Ended June 30      Six Months Ended June 30
                                      2003        2002            2003          2002
                                      ----        ----            ----          ----
Advertising Volume
Year-Over-Year Percentage Change:

The Wall Street Journal
   General                           (15.4)%      (8.3)%          (7.4)%       (11.0)%
   Technology                         (3.2)      (32.2)          (15.7)        (36.2)
   Financial                         (14.5)      (37.9)          (26.9)        (35.5)
   Classified                         11.1        (7.2)           13.1         (12.2)
 Total                                (7.9)      (20.8)           (9.4)        (23.5)

The Asian Wall Street Journal         (4.9)      (37.4)           (0.3)        (40.7)
The Wall Street Journal Europe         4.9       (34.4)           12.6         (38.4)
Barron's                             (22.9)      (14.7)          (20.4)        (19.1)

Ottaway Newspapers (*)
   Daily                              (2.9)       (3.7)           (1.8)         (3.2)
   Non-daily                           0.3        (4.2)            1.5          (1.8)
    Total                             (2.4)       (3.8)           (1.3)         (3.0)

Wall Street Journal advertising as a
 percentage of total Journal linage:

    General                           39.4%       42.9%           41.2%         40.3%
    Technology                        21.2        20.2            19.2          20.6
    Financial                         17.3        18.6            16.8          20.8
    Classified                        22.1        18.3            22.8          18.3


Other statistics:                                            June 30            June 30
                                                                2003               2002
                                                                ----               ----
Dow Jones Newswires terminals                                297,000            339,000
WSJ.com subscribers                                          671,000            646,000
WSJ.com unique visitors/business day                         124,422            114,777
Average monthly unique visitors to the Journal Network     5,536,000          4,062,000
Average monthly page views to the Journal Network         66,184,000         48,838,000

(*) Percentage excludes divested/newly-acquired operations.

                            Dow Jones & Company
                        Notes to Financial Information                  10

1. The company's calculation of net income, operating income and earnings per share before special items may not be comparable to similarly titled measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment. Net income, operating income and earnings per share before special items are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income, operating income and earnings per share as a measure of performance. However, management uses these measures in comparing the company's historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of the company's performance relative to prior periods and its competitors.


2. The following table reconciles reported results to income adjusted for special items for the second quarter and the six months ended June 30, 2003 and 2002.


                                              Quarters Ended June 30
(in millions, except                          2003                     2002
per share amounts)                  Operating    Net    EPS   Operating    Net    EPS
                                    -----------------------   -----------------------
Reported income                         $53.2  $30.8   $.38      $24.0  $54.0   $.64

Adjusted to remove:
Included in operating income:
  Restructuring charges (a)                                      (11.1)  (6.3)  (.07)
  Gain from business interruption
    insurance claim (a)                  18.4   11.1    .14
Included in non-operating income:
  Contract guarantee  (b)                       (2.5)  (.03)             (3.0)  (.04)
  Sale of ONI properties  (d)                                            38.0    .45
  CNBC International gain (e)                                             3.9    .05
                                        -----  -----   ----      -----  -----   ----
Adjusted                                $34.8  $22.2   $.27      $35.1  $21.4   $.25
                                        =====  =====   ====      =====  =====   ====

                                          Six Months Ended June 30
(in millions, except                          2003                      2002
per share amounts)                  Operating    Net    EPS  Operating    Net    EPS
                                    -----------------------  -----------------------
Reported                                $70.8  $97.8  $1.19      $36.3 $183.8  $2.17

Adjusted to remove:
Included in operating income:
  Restructuring charges (a)                                      (11.1)  (6.3)  (.07)
  Gain from business interruption
    insurance claim (a)                  18.4   11.1    .14
Included in non-operating income:
  Contract guarantee (b)                        (5.1)  (.06)             (6.2)  (.08)
  Gain on resolution of Telerate sale
     loss contingencies  (c)                    59.8    .73
  Sale of ONI properties  (d)                                           164.1   1.94
  CNBC International gain (e)                                             3.9    .05
                                        -----  -----  -----      ----- ------  -----
Adjusted                                $52.4  $31.9* $ .39*     $47.4 $ 28.3  $ .33
                                        =====  =====  =====      ===== ======  =====

* The sum of the individual amounts does not equal the total due to rounding.

                             Dow Jones & Company
                         Notes to Financial Information               11


(a) Restructuring charges and September 11 related items, net:

In the second quarter of 2003, the company recorded a gain of $18.4 million ($11.1 million after taxes, or $.14 per diluted share) reflecting the settlement of its business interruption insurance claim for loss of operating income suffered as a result of the terrorist attacks on the World Trade Center on September 11, 2001.

The second quarter of 2002 included restructuring charges of $11.1 million ($6.3 million after taxes, or $.07 per diluted share) largely reflecting employee severance related to a workforce reduction.

(b) Contract guarantee:

Under the terms of the company's 1998 sale of Telerate to Bridge, Dow Jones retained its guarantee of payments under certain circumstances of certain minimum payments for data acquired by Telerate from Cantor Fitzgerald Securities (Cantor) and Market Data Corporation (MDC). The annual minimum payments average approximately $50 million per year through October 2006 under certain conditions. Bridge agreed to indemnify Dow Jones for any liability Dow Jones incurred under the contract guarantee with respect to periods subsequent to Bridge's purchase of Telerate. In 2000, based in part on uncertainty with Bridge's solvency as well as other factors, the company established a reserve of $255 million representing the net present value of the total estimated payments from 2001 through October 2006, using a discount rate of 6%.

Earnings in 2003 and 2002 have included charges related to the accretion of the discount on the reserve balance. These charges totaled $2.5 million and $3 million in the second quarters of 2003 and 2002, respectively. For the first six months of 2003 and 2002, charges related to the accretion of discount totaled $5.1 million and $6.2 million, respectively.

Bridge filed for bankruptcy in February 2001 but made payments for this data for the post-petition periods through October 2001, when Telerate ceased operations, went out of business, sold certain assets and rejected its contracts with Cantor and MDC. The company is now in litigation with Cantor and MDC with respect to their claims for amounts due under the contract guarantee. The company has various substantial defenses to these claims and the litigation is proceeding. The trial court rendered a decision in January 2003 denying the parties' respective motions to grant their own claims and to dismiss the competing claims. The company, Cantor and MDC have all filed appeals from the trial court's order. While these appeals are pending, the discovery phase is proceeding.

While it is not possible to predict with certainty the ultimate outcome of this litigation, the company believes the likelihood of a loss exceeding the amount reserved is remote; however, it is possible that such loss could be less than the amount reserved.

(c) Gain on resolution of Telerate sale loss contingencies:

In the first quarter of 2003, the company recorded a gain of $59.8 million ($.73 per diluted share) on the resolution of certain loss contingencies resulting from the sale of its former Telerate subsidiary to Bridge Information Systems, Inc. (Bridge). The reserve for loss contingencies was established as part of the loss on sale of Telerate in 1998 and related to

                              Dow Jones & Company
                            Notes to Financial Information              12

various claims that arose out of the Stock Purchase Agreement, including a purchase price adjustment related to working capital, an indemnification undertaking and other actual and potential claims and counter-claims between
the company and Bridge.   In February 2001, Bridge declared bankruptcy.  In
March 2003, these matters were resolved by the bankruptcy court, and the company's contingent liabilities were thereby extinguished.

(d) Gains on sale of ONI properties:

The second quarter of 2002 included a gain of $44.5 million ($38 million after taxes, or $.45 per diluted share) from the sale of Ottaway's Essex County newspaper properties to Eagle-Tribune Publishing Company. The first quarter of 2002 included a gain of $153.4 million ($126.1 million after taxes, or $1.49 per diluted share) resulting from the sale of four of the company's Ottaway newspapers to Community Newspapers Holdings, Inc.

(e) Gains in equity in losses of associated companies:

The second quarter of 2002 included gains at CNBC Asia of $3.9 million ($.05 per diluted share) which consisted of a $2.5 million gain from the favorable settlement of a contractual obligation and a $1.4 million gain from the sale of an investment by CNBC Asia.


3. On May 5, 2003, the company's Ottaway Newspaper subsidiary acquired The Record of Stockton, California from Omaha World-Herald Company for $144 million in cash, plus net working capital. The Record has daily paid circulation of 59,271 and Sunday circulation of 72,698. The Record Group had combined 2002 revenues of $37 million and operating profits of $9.6 million.


4. Restructuring charges and September 11 related items, net are not included in segment expenses, as management evaluates segment results exclusive of these items. For information purposes, restructuring charges and September 11 related items, net allocable to each segment for the quarters and six months ended June 30, 2003 and 2002 were as follows:

(in thousands)                  Quarters Ended June 30  Six Months Ended June 30
                                       2003       2002            2003      2002
                                       ----       ----            ----      ----
Print Publishing                   $(17,422)   $ 8,310        $(17,422)  $ 8,310
Electronic Publishing                  (951)     2,443            (951)    2,443
Community newspapers
Corporate                               (35)       345             (35)      345
                                   --------     ------        --------   -------
Total (gain)/charges from
  restructuring   and September 11
  related items, net               $(18,408)   $11,098        $(18,408)  $11,098
                                   ========    =======        ========   =======


5. The company's business and financial news and information operations are reported in two segments: print publishing and electronic publishing. The results of the company's Ottaway Newspapers subsidiary, which publishes 15 daily newspapers and over 30 weeklies and shoppers in 9 states in the U.S., are reported in the community newspaper segment. Print publishing includes the operations of The Wall Street Journal and its international editions,

                                Dow Jones & Company
                            Notes to Financial Information                13

Barron's and other periodicals, as well as U.S. television operations (results of the company's international television ventures are included in equity in earnings of associated companies). Electronic publishing includes the operations of Dow Jones Newswires, Consumer Electronic Publishing and Dow Jones Indexes/Ventures.


6. Summarized financial information for 50% held equity-basis investments in associated companies were as follows (amounts are at 100% levels):

(in thousands)                    Quarters Ended June 30  Six Months Ended June 30
                                          2003      2002           2003       2002
                                          ----      ----           ----       ----
Factiva
    Revenues                           $61,804   $61,720       $123,957   $125,146
    Operating income                     2,608     2,786          4,892      7,437
    Depreciation and amortization        3,213     3,368          6,415      7,216

   SmartMoney
    Revenues                           $12,251   $12,099       $ 24,344   $ 23,072
    Operating loss                      (1,116)   (2,341)        (1,028)    (4,789)
    Depreciation and amortization          455       446            895        954

   CNBC International (*)
    Revenues                           $ 9,851   $10,536       $ 18,152   $ 17,743
    Operating loss                      (5,295)   (4,861)       (12,926)   (13,588)
    Depreciation and amortization          968     1,071          1,966      2,125

(*) Includes the results of CNBC Europe and CNBC Asia.